PRESS RELEASE -- For Immediate Release


                    LIFE ONE, INC. FILES BANKRUPTCY PETITION


         NORTH BETHESDA, MARYLAND - (DECEMBER 3, 1999) - Life One, Inc.,

formerly National Affiliated Corporation, today announced that it had filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy

Court for the District of Maryland. The Company also announced that on December

3, 1999 the Office of the United States Trustee appointed Charles R. Goldstein as Chapter 11 trustee of the Company pursuant to the order of the United States

Bankruptcy Court for the District of Maryland. Among the matters that Mr.

Goldstein will be investigating are allegations of fraudulent transfers of the

Company's assets and allegations of market manipulation by third parties involving the Company's common stock. Mr. Goldstein is also the court-appointed

Chapter 11 trustee for the pending bankruptcy case of The Southern Group, Inc.,

an affiliate of Life One.


         Statements made or incorporated in this press release include forward-looking statements within the meaning of Section 27A of the Securities

Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, statements containing the words "anticipates",

"believes", "expects", "intends", "future", and words of similar import which express management's belief, expectations or intentions regarding the registrant's future performance or future events or trends. Reliance should not be placed on forward-looking
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Life One, Inc. Press Release
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statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of the registrant to differ materially from anticipated future results, performance or achievements expressly or implied by such forward-looking statements. In addition, the registrant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise







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